EXHIBIT 10.93

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into this 25th day of February 2026, by and between LADI INVESTMENTS, LLC, a Delaware limited liability company (“Landlord”) and LIFTED LIQUIDS, INC. an Illinois corporation (“Lifted”), and MCM LLC, DBA MCM GUMMIES DBA LM NUTRA, a Nevada domestic limited liability company (“MCM”) (Lifted and MCM are each individually and together, collectively “Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated November 11, 2022, a First Amendment dated March 6, 2023, a Second Amendment dated November 27, 2024, and a Third Amendment dated January 23, 2026 (all collectively the “Lease”) for that certain real property located at 5732 95th Avenue, Suites 100-400, Kenosha, Wisconsin 53144 (“Premises”).

B. Landlord and Tenant desire to correct the Base Rent Schedule for Expansion Area #2 pursuant to the terms set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the terms, conditions and mutual agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.

Terms. All capitalized terms used in this Fourth Amendment shall have the same meaning as set forth in the Lease or as otherwise set forth herein. The Recitals set forth above are hereby made a part of this Fourth Amendment.

2.

Base Rent (Expansion Area #2). Commencing on the Expansion Date #2, the Base Rent as set forth in Section 5 of the Lease shall be modified to include the following Monthly Base Rent for the Expansion Area #2 (“Monthly Expansion #2 Base Rent”):

DATE	BASE MONTHLY RENT
February 1, 2026 - February 28, 2026	$0
March 1, 2026 – February 28, 2027	$2,214.00
March 1, 2027 – February 29, 2028	$2,304.00

3.

Real Estate Broker. Tenant hereby warrants and represents that it has worked with and only with DarwinPW Realty, as Landlord’s Broker (“Landlord’s Broker”), in regard to this Fourth Amendment and the negotiation of the terms and conditions set forth herein, and Tenant shall indemnify, defend and hold Landlord harmless from any real estate broker claim contrary to this warranty and representation. Landlord discloses and Tenant acknowledges that principals and members of Landlord are licensed real estate brokers and that principals of Landlord are also principals of Landlord’s Broker.

4.

Tenant Acknowledgement. Tenant hereby acknowledges that as of the date of this Fourth Amendment the Lease is in full force and effect, free and clear of any default on the part of Landlord, and that no condition exists which, with the service of notice or the passage of time, or both, would cause the Landlord to be in default.

5.

All other terms and conditions of the Lease, and any supplements, amendments and addendum not modified by this Fourth Amendment, shall remain in effect and shall apply if not in conflict with the terms herein.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed the day and year first above written.

LANDLORD:		TENANT:

LADI INVESTMENTS, LLC		LIFTED LIQUIDS, INC.

By:	/s/ Erin Cibula	By:	/s/ Nicholas Warrender
Print Name:	Erin Cibula	Print Name:	Nicholas Warrender
Its:	Authorized Signatory	Its:	CEO

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Appendix “B-2”

Depiction of Premises

5732 95th Avenue, Suites 100, 200, 300 and 400, Kenosha, Wisconsin 53144

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